UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2021

Caduceus Software Systems Corp.

(Exact name of registrant as specified in its charter)

Wyoming	333-144509	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

2123 Pioneer Avenue

Cheyenne, WY, 82001

(Address of principal executive offices) (Zip Code)

(360) 361-8066

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.02Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(a)On January 31st 2021, Richard Tang has completed nearly 5 years of the role of CEO and President of the Company, and 10 years of being the computer engineer for the Company. He retires from the role of sole officer, and has found a very good replacement. He has interviewed candidates for the role and has with unanimous Board approval, appoints Alex Chen as a director and officer, and newly appointed CEO and president of Caduceus Software Systems. (“CSOC”). There is defined term of the appointment for 1 year, subject to the board decision as per signed contract.

(b)Mr. Alex Chen had been interviewed by the Board, and has been given a letter of engagement. Mr. Chen has accepted the role of Business Development Manager on January 19th 2021, and now has been transitioned to the director role of CEO. To provide a brief background of Mr. Chen, he was an investment banker and corporate executive. Born in 1967, he has lived in USA and Australia. He earned his bachelor degree in business accounting and corporate finance at Victory University, Australia in 1996 followed by becoming a CPA in Australia in 1999. Since then, Alex has worked on both sides of the fence. First as a company executive, gaining hands-on business management experience with day-to-day responsibilities especially on managing the accounting department and corporate finance division, and as the CFO in numerous companies of different industries including publicly traded companies before switching sides to become an investment banker and corporate advisor, serving high-growth business clients, working directly with CEOs and CFOs.

Item 8.01Other Items.

Clarification about the company affiliations.

The Company is not affiliated with CEN nor Icon Media or any old companies that tried to work with the Company. This is a fresh start with new vision and new talent and energy.

The company is currently formulating a mission statement for itself, and concurrently itemizing the actions needed to perform for CSOC to be in good standing. Auditors, and filings have been in progress and have been prepared for submitting to OTCMarkets when it regains access to OTCIQ for disclosure upload. The Company is in STOP sign status and upon filing it would be upgraded to Current status.

As the last 8K overseen by Mr. Richard Tang, he wishes all investors best wishes and thanks all that have supported him throughout the years. He expresses his sincere gratitude to all that have been fans and have shared ideas with him for the past 5 years on how to make the Company gainful and fruitful for the shareholders

Cautionary Note Regarding Forward-Looking Statements

This current report on Form 8-K contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995.

Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “aim,” “strive,” “believe,” “project,” “predict,” “estimate,” “expect,” “continue,” “strategy,” “future,” “likely,” “may,” “might,” “should,” “will,” the negative of these terms, and similar references to future periods. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. A detailed discussion of some of the risks and uncertainties that could cause our actual results and financial condition to differ materially from the forward-looking statements is described under the caption “Risk Factors” in our most recent annual report on Form 10-K, along with our other filings with the SEC.

Any forward-looking statement made by us in this current report on Form 8-K is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Caduceus Software Systems Corp.

Date: February 1, 2021	By:	/s/ Richard Tang
Richard Tang
Resigning director, and now a consultant upon request of the new CEO

Date: February 1, 2021	By:	/s/ Alex Chen
Alex Chen
CEO and President